Exhibit 99.1

NEWS RELEASE

For Release:	Immediate

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Chris Curran, Media Relations – (215) 761-1560

CIGNA REPORTS THIRD QUARTER 2008 RESULTS

o
Net income was $0.62 per share[1] in the quarter, which included losses from the Guaranteed Minimum Income Benefits (GMIB) business[2] of $0.22 per share[1] and losses from the Guaranteed Minimum Death Benefits also known as Variable Annuity Death Benefits (VADBe) of $0.25 per share[1]. VADBe results are included in the Run-off Reinsurance segment.

o	Adjusted income from operations[3] was $0.89 per share[1] in the quarter, which included losses of $0.25 per share[1] from VADBe.

o
The company currently estimates 2008 earnings per share[1], on an adjusted income from operations[3,10] basis, to be in the range of $3.40 to $3.50 per share[1], including an expected fourth quarter loss of $0.45 per share[1] related to the VADBe business.  Management will provide additional information about the 2008 and 2009 earnings outlook on the third quarter 2008 earnings call.

o	The company’s diversified investment portfolio[11] continues to perform well, generating attractive yields with limited credit impairment charges.

PHILADELPHIA, October 30, 2008 -- CIGNA Corporation (NYSE: CI) today reported net income of $171 million, or $0.62 per share1, for the third quarter of 2008 compared with $365 million, or $1.28 per share1, for the same period last year. Net income for the third quarter 2008 included losses from the GMIB business2 of $61 million after-tax, or $0.22 per share1, primarily related to unfavorable equity market and interest rate movements.

CIGNA's adjusted income from operations3 for the third quarter of 2008 was $246 million, or $0.89 per share1, which included losses of $0.25 per share1 from the VADBe business versus $321 million, or $1.13 per share1, for the same period last year.

"In today’s challenging economic and competitive environment our ongoing businesses posted solid results in the quarter. However, the results of our Run-off Reinsurance segment were adversely impacted this quarter by the capital market turmoil." said H. Edward Hanway, Chairman and Chief Executive Officer of CIGNA Corporation. “Our ongoing businesses continue to deliver strong value to our customers. We remain committed to improving performance in 2009 for the benefit of our shareholders."

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations3 to net income (after-tax; dollars in millions, except per share amounts):

	Three months ended			Nine months ended
	Sept. 30,	Sept. 30,	June 30,	Sept. 30,
	2008	2007	2008	2008
Adjusted income from operations[3]	$246	$321	$303	$814
Net realized investment gains (losses), net of taxes	(15)	17	(12)	(18)
GMIB results[2], net of taxes	(61)	2	34	(222)
Special items[4], net of taxes	-	23	(52)	(76)
Income from continuing operations	$170	$363	$273	$498
Income (Loss) from discontinued operations[5]	1	2	(1)	3
Net income	$171	$365	$272	$501
Adjusted income from operations[3], per share[1]	$0.89	$1.13	$1.08	$2.92
Income from continuing operations, per share[1]	$0.62	$1.28	$0.98	$1.78
Net income per share[1]	$0.62	$1.28	$0.97	$1.80

•	Consolidated revenues were $4.9 billion for the third quarter of 2008 and $4.4 billion for the third quarter of 2007.

•	Health care medical claims payable[6] were approximately $790 million at September 30, 2008 and $715 million at December 31, 2007.

•
The company repurchased[7] on the open market approximately 3.3 million shares of its stock for $125 million during the third quarter of 2008, approximately 1.2 million shares for $30 million in the month of October, and approximately 10 million shares for $380 million year to date.

•
Cash and short term investments at the parent company were approximately $130 million at September 30, 2008 and $885 million at December 31, 2007. CIGNA spent approximately $1.5 billion to acquire Great-West Healthcare on April 1, 2008 through a combination of cash and debt financing.

HIGHLIGHTS OF SEGMENT RESULTS

•	“Adjusted segment earnings (loss)” are adjusted income (loss) from operations[3], as applicable, for each segment (see Exhibit 2).

Health Care

•
This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases. Specialty health care includes behavioral, dental, disease management and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

	Third Qtr.	Third Qtr.	Second Qtr.	Nine months ended
	2008	2007	2008	Sept. 30, 2008

Adjusted Segment Earnings, After-Tax	$187	$173	$181	$506
Premiums and Fees	$2,975	$2,643	$3,049	$8,728
Segment Margin, After-Tax[8]	5.5%	5.7%	5.2%	5.1%

Aggregate Medical Membership	11,900	10,223	12,067

•
Third quarter 2008 adjusted segment earnings included after-tax earnings of $13 million related to Great-West Healthcare, which was acquired on April 1, 2008. Third quarter earnings reflect continued focus on managing operating expenses while investing in key strategic initiatives, strong contributions from our specialty businesses, tempered by continued pressure on the guaranteed cost medical loss ratio. On a sequential basis, results reflect improvement in both the guaranteed cost medical loss ratio and experience-rated results.

•
Premiums and fees in third quarter 2008 increased approximately 13% relative to third quarter 2007 primarily due to the acquisition of Great-West Healthcare, rate increases and higher specialty premiums, partially offset by a decline in guaranteed cost membership.

Disability and Life

•	This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

	Third Qtr.	Third Qtr.	Second Qtr.	Nine months ended
	2008	2007	2008	Sept. 30, 2008

Adjusted Segment Earnings, After-Tax	$70	$63	$73	$211
Premiums and Fees	$627	$610	$638	$1,896
Segment Margin, After-Tax[8]	9.7%	8.8%	10.0%	9.7%

•
Adjusted segment earnings in the quarter were strong, reflecting attractive revenue growth and margins. Third quarter 2008, third quarter 2007, second quarter 2008, and year to date 2008 results included a net favorable impact related to reserve studies of $5 million, $3 million, $8 million, and $16 million after-tax, respectively.

International

•	This segment includes CIGNA’s life, accident and supplemental health insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

	Third Qtr.	Third Qtr.	Second Qtr.	Nine months ended
	2008	2007	2008	Sept. 30, 2008

Adjusted Segment Earnings, After-Tax	$44	$47	$48	$144
Premiums and Fees	$471	$454	$479	$1,422
Segment Margin, After-Tax[8]	8.8%	9.9%	9.6%	9.6%

•
Adjusted segment earnings in the quarter reflect year over year revenue growth and strong margins in both the life, accident, and supplemental health insurance and the expatriate benefit businesses, as well as a $3 million after-tax impact from unfavorable currency movement in South Korea, CIGNA's largest non-US market.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

	Third Qtr.	Third Qtr.	Second Qtr.	Nine months ended
	2008	2007	2008	Sept. 30, 2008
Run-off Reinsurance[9]	$(44)	$37	$8	$(30)
Other Operations	$20	$30	$22	$64
Corporate	$(31)	$(29)	$(29)	$(81)

•
Run-off Reinsurance results for the quarter include reserve strengthening of approximately $70 million after-tax related to the VADBe business partially offset by favorable claim development for the workers compensation and personal accident businesses.

OUTLOOK

•
CIGNA currently estimates full year 2008 consolidated adjusted income from operations[3,10] to be in the range of $950 million to $980 million, or $3.40 to $3.50 per share[1]. These estimates include an expected fourth quarter loss of approximately $125 million after-tax related to the VADBe business, based on market conditions as of October 28, 2008. Actual fourth quarter results for VADBe could differ materially from this estimate due to changes in market conditions through year-end.

•	CIGNA currently estimates full year 2008 adjusted income from operations[3,10] for the Health Care segment to be in the range of $690 million to $710 million.

•	CIGNA’s earnings and earnings per share[1] outlooks exclude the impact of any future stock repurchase[7].

•	Full year 2008 medical membership is expected to decline by approximately 1% on an organic basis. This estimate excludes the membership related to the acquisition of Great-West Healthcare.

•	Management will provide additional information about the 2008 earnings outlook and discuss the 2009 earnings outlook on CIGNA's third quarter 2008 earnings call.

The foregoing statements represent management’s current estimate of CIGNA's 2008 consolidated and Health Care segment adjusted income from operations3,10 as of the date of this release. Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors. Management does not assume any obligation to update these estimates.

This quarterly earnings release, the Quarterly Statistical Supplement, and the Investment Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review third quarter 2008 results, discuss full year 2008 and 2009 outlook is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.	Earnings per share (EPS) are on a diluted basis.

2.
Effective January 1, 2008, CIGNA adopted Statement of Financial Accounting Standards No. 157 (SFAS No. 157), entitled “Fair Value Measurements”, which clarifies the measurement of and expands disclosures regarding the fair valuing of certain assets and liabilities. At adoption of SFAS No. 157, there were no effects to CIGNA's measurements of fair values for financial instruments other than for assets and liabilities for reinsurance contracts covering GMIB. Accordingly, CIGNA recorded, in first quarter 2008, an after-tax charge of $131 million in the GMIB business related to adoption of SFAS No. 157. Although the implementation and prospective application of SFAS No. 157 has no economic impact on CIGNA, changes in underlying policyholder account values, interest rates, stock market volatility, and other factors may result in changes to the amount that will be required to ultimately settle the Company’s obligations and/or to the fair value assumptions, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations in 2008 and future periods.

3.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as income (loss) from continuing operations before net realized investment results. Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 4) and beginning in 2008, also excludes results of CIGNA's GMIB business, which are more volatile after the implementation of SFAS No. 157 and more difficult to project into the future. Prior period results have been restated to conform to the new presentation. Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), income from continuing operations, and net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), income from continuing operations, and consolidated net income.

4.	Special items included in net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation of segment margins are:

Third Quarter 2007
o	After-tax benefit of $23 million related to completion of an IRS examination.

Second Quarter 2008
o	After-tax charge of $52 million related to a litigation matter.

Nine Months ended September 30, 2008
o	After-tax charge of $76 million related to litigation matters.

5.	The discontinued operations included in net income are:

Third Quarter 2008
o	Primarily due to after-tax benefit of $1 million related to past divestitures.

Third Quarter 2007
o	Primarily due to after-tax benefit of $2 million related to completion of an IRS examination.

Second Quarter 2008
o	After-tax loss of $1 million primarily related to the sale of life operations in Brazil.

Nine months ended September 30, 2008
o	After-tax gain of $3 million primarily related to divestitures.

6.
Health care medical claims payable are presented net of reinsurance and other recoverables. The gross health care medical claims payable balance was $1.05 billion as of September 30, 2008 and $975 million as of December 31, 2007.

7.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout periods.

8.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues. Segment margins including special items for Health Care were 4.8% for the nine months ended September 30, 2008. Segment margins including special items for Disability and Life were 9.7% for the three months ended September 30, 2007. Segment margins including special items for International were 10.4% for the three months ended September 30, 2007.

9.
Effective January 1, 2008, CIGNA changed its segment presentation to exclude results of the GMIB business from the Run-off Reinsurance segment. Prior period results have been restated to conform to the new segment presentation.

10.
Information is not available for management (1) to reasonably estimate future net realized investment gains (losses) or (2) to reasonably estimate future GMIB business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to income from continuing operations. Special items for the remainder of 2008 may include potential charges associated with cost reduction initiatives. Information is not available for management to identify, other than these items, or reasonably estimate 2008 or 2009 special items.

11.	Please refer to the Third Quarter 2008 Statistical Supplement on cigna.com to review disclosures regarding CIGNA's fixed maturities and commercial mortgage investment portfolio.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for the Company’s full year 2008 and 2009 results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  The Company cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.  increased medical costs that are higher than anticipated in establishing premium rates in the Company’s health care operations, including increased use and costs of medical services;
2.  increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s employee benefits businesses;
3.  challenges and risks associated with implementing operational improvement initiatives and strategic actions in the health care operations, including those related to: (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, and (v) lowering administrative costs;
4.  risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, government investigations and proceedings, and tax audits;
5.  heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the health care business;
6.  risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;
7.  significant changes in interest rates for a sustained period of time;
8.  downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
9.  limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;
10.  inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits also known as variable annuity death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);
11.  adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits also known as variable annuity death benefits under certain variable annuities;
12.  adjustments to the assumptions (including annuity election rates and reinsurance) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;
13.  significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefits contracts and pension expenses for the Company’s pension plan in future periods as well as the recognition of additional pension obligations;
14.  unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;
15.  significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company's operations, investments, liquidity and access to capital markets;

16.  significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of healthcare services provided to their workforce and our customers’ ability to pay receivables) and our vendors (including their ability to provide services);
17.  changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for the Company’s health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;
18.  potential public health epidemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;
19.  risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
20.  challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;
21.  the ability to successfully integrate and operate the businesses acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel; and
22.  the ability of the Company to execute its growth plans by successfully managing Great-West Healthcare’s outsourcing projects and leveraging the Company's capabilities and those of the business acquired from Great-West to further enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, our Forms 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUES

Premiums and fees	$4,112	$3,744	$12,165	$11,209
Net investment income	272	281	802	840
Mail order pharmacy revenues	300	278	882	826
Other revenues (1)	191	83	463	256
Net realized investment gains (losses)	(23)	27	(28)	37

Total	$4,852	$4,413	$14,284	$13,168

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Health Care	$187	$173	$506	$509
Disability and Life	70	63	211	191
International	44	47	144	129
Run-off Reinsurance	(44)	37	(30)	53
Other Operations	20	30	64	80
Corporate	(31)	(29)	(81)	(78)

Total	$246	$321	$814	$884

NET INCOME

Segment Earnings (Loss)
Health Care (4)	$187	$173	$482	$509
Disability and Life	70	69	211	197
International	44	49	144	131
Run-off Reinsurance (3)	(105)	39	(252)	(21)
Other Operations	20	35	64	85
Corporate (4)	(31)	(19)	(133)	(68)

Total	185	346	516	833
Net realized investment gains (losses), net of taxes	(15)	17	(18)	24

Income from continuing operations	170	363	498	857
Income (loss) from discontinued operations	1	2	3	(5)

Net income	$171	$365	$501	$852

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$0.89	$1.13	$2.92	$3.04
Results of guaranteed minimum income benefits business, after-tax (3)	(0.22)	0.01	(0.80)	(0.25)
Net realized investment gains (losses), net of taxes	(0.05)	0.06	(0.07)	0.08
Special items, after-tax (4)	-	0.08	(0.27)	0.08
Income from continuing operations	0.62	1.28	1.78	2.95
Income (loss) from discontinued operations	-	-	0.02	(0.01)

Net income	$0.62	$1.28	$1.80	$2.94
Weighted average shares (in thousands)	274,842	284,462	279,072	290,233

SHAREHOLDERS' EQUITY at September 30:			$4,642	$4,236

SHAREHOLDERS' EQUITY PER SHARE at September 30:			$17.05	$15.17

(1) Includes a pre-tax gain of $70 million for the third quarter of 2008, a pre-tax gain of $118 million for the nine months of 2008, a pre-tax loss of $11 million for the third quarter of 2007, and a pre-tax loss of $46 million for the nine months of 2007 from futures contracts entered into as part of a program to manage equity risks in CIGNA's run-off reinsurance operations.  CIGNA recorded corresponding offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit contracts.

(2)  Adjusted income (loss) from operations is segment earnings (loss) (income (loss) from continuing operations before net realized investment gains (losses)) excluding results of CIGNA's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss), consolidated income from continuing operations and consolidated net income presented in accordance with generally accepted accounting principles.

(3) The nine months ended September 30, 2008  include a  pre-tax charge of $202 million ($131 million after-tax) on the adoption of SFAS No. 157 for  guaranteed minimum income benefit contracts recorded in the first quarter of 2008.  The nine months ended September 30, 2007 include a pre-tax charge of $86 million ($56 million after-tax) related to guaranteed minimum income benefits reserves recorded in the second quarter of 2007.

(4) The nine months ended September 30, 2008 include a pre-tax charge of $80 million ($52 million after-tax) in Corporate for the second quarter of 2008 and a pre-tax charge of $37 million ($24 million after-tax) in Health Care for the first quarter of 2008, both of which related to litigation matters. Includes income tax benefit of $23 million for the third quarter and nine months of 2007 related to the completion of an IRS examination.

Exhibit 2

CIGNA Corporation
Supplemental Financial Information
Reconciliation of Adjusted Income from Operations to GAAP Net Income
(Dollars in millions, except per share amounts)

	Diluted
	Earnings									Disability
	Per Share (1)			Consolidated			Health Care			& Life
Quarterly Results:	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08

Adjusted income (loss) from operations (2)	$0.89	$1.13	$1.08	$246	$321	$303	$187	$173	$181	$70	$63	$73

Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157	(0.22)	0.01	0.12	(61)	2	34	-	-	-	-	-	-

Special items (5), after-tax:
Charge associated with litigation matters (5)	-	-	(0.18)	-	-	(52)	-	-	-	-	-	-
Income tax benefit related to the completion of an IRS examination (6)	-	0.08	-	-	23	-	-	-	-	-	6	-

Segment earnings (loss) (2)	0.67	1.22	1.02	185	346	285	$187	$173	$181	$70	$69	$73
Net realized investment gains (losses), net of taxes	(0.05)	0.06	(0.04)	(15)	17	(12)
Income from continuing operations (3)	0.62	1.28	0.98	170	363	273
Income (loss) from discontinued operations	-	-	(0.01)	1	2	(1)
Net income (3)	$0.62	$1.28	$0.97	$171	$365	$272

				Run-off			Other
	International			Reinsurance			Operations			Corporate
Quarterly Results:	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08	3Q08	3Q07	2Q08

Adjusted income (loss) from operations (2)	$44	$47	$48	$(44)	$37	$8	$20	$30	$22	$(31)	$(29)	$(29)

Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157	-	-	-	(61)	2	34	-	-	-	-	-	-

Special items (5), after-tax:
Charge associated with litigation matters (5)	-	-	-	-	-	-	-	-	-	-	-	(52)
Income tax benefit related to the completion of an IRS examination (6)	-	2	-	-	-	-	-	5	-	-	10	-

Segment earnings (loss) (2)	$44	$49	$48	$(105)	$39	$42	$20	$35	$22	$(31)	$(19)	$(81)

	Diluted
	Earnings						Disability
	Per Share (1)		Consolidated		Health Care		& Life
Nine Months Ended September 30,	2008	2007	2008	2007	2008	2007	2008	2007

Adjusted income (loss) from operations (2)	$2.92	$3.04	$814	$884	$506	$509	$211	$191

Results of guaranteed minimum income benefits business, after-tax:
Charge on adoption of SFAS No. 157	(0.47)	-	(131)	-	-	-	-	-
Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157 (4)	(0.33)	(0.25)	(91)	(74)	-	-	-	-
Total	(0.80)	(0.25)	(222)	(74)	-	-	-	-

Special items, after-tax:
Charges associated with litigation matters (5)	(0.27)	-	(76)	-	(24)	-	-	-
Income tax benefit related to the completion of an IRS examination (6)	-	0.08	-	23	-	-	-	6

Segment earnings (loss) (2)	1.85	2.87	516	833	$482	$509	$211	$197
Net realized investment gains (losses), net of taxes	(0.07)	0.08	(18)	24
Income from continuing operations (3)	1.78	2.95	498	857
Income (loss) from discontinued operations	0.02	(0.01)	3	(5)
Net income (3)	$1.80	$2.94	$501	$852

			Run-off		Other
	International		Reinsurance		Operations		Corporate
Nine Months Ended September 30,	2008	2007	2008	2007	2008	2007	2008	2007

Adjusted income (loss) from operations (2)	$144	$129	$(30)	$53	$64	$80	$(81)	$(78)

Results of guaranteed minimum income benefits business, after-tax:
Charge on adoption of SFAS No. 157	-	-	(131)	-	-	-	-	-
Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157 (4)	-	-	(91)	(74)	-	-	-	-
Total	-	-	(222)	(74)	-	-	-	-

Special items, after-tax:
Charges associated with litigation matters (5)	-	-	-	-	-	-	(52)	-
Income tax benefit related to the completion of an IRS examination (6)	-	2	-	-	-	5	-	10

Segment earnings (loss) (2)	$144	$131	$(252)	$(21)	$64	$85	$(133)	$(68)

(1) All earnings per share figures have been adjusted to reflect the three-for-one stock split of CIGNA's common shares effective June 4, 2007.

(2) CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as income (loss) from continuing operations before net realized investment gains (losses). Adjusted income (loss) from operations is defined as segment earnings excluding special items, and beginning in 2008, also excludes results of CIGNA's guaranteed minimum income benefit business.  Prior period results have been reclassified to conform to the new presentation.

(3) Income from continuing operations and net income are presented in accordance with generally accepted accounting principles (GAAP).

(4) The nine months ended September 30, 2007 include a pre-tax charge of $86 million ($56 million after-tax) related to guaranteed minimum income benefits reserves recorded in the second quarter of 2007.

(5)The nine months ended September 30, 2008 include a pre-tax charge of $80 million ($52 million after-tax) in Corporate for the second quarter of 2008 and a pre-tax charge of $37 million ($24 million after-tax) in Health Care for the first quarter of 2008, both of which related to litigation matters.

(6) Includes income tax benefit of $23 million for the third quarter and nine months of 2007 related to the completion of an IRS examination.